UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2006

Avigen, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-28272	13-3647113

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway, Alameda, California		94502

(Address of principal executive offices)		(Zip Code)

(510) 7487150 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

          On May 10, 2006, Avigen, Inc. (“Avigen”) entered into Purchase Agreements (each a “Purchase Agreement”) with institutional and other accredited investors (the “Purchasers”) pursuant to which it sold an aggregate of 3,939,760 shares (the “Shares”) of Avigen’s common stock, par value $0.001 per share (the “Common Stock”), at a price of $5.37 per share (the “Private Placement”). The closing of the Private Placement occurred on May 12, 2006.

          Pursuant to the Purchase Agreements, Avigen agreed to file a Registration Statement on Form S-3 with the Securities and Exchange Commission (the “Commission”) within 30 days after the closing of the Private Placement to register the resale of the Shares. Avigen also agreed to use its commercially reasonable efforts to have the Registration Statement declared effective within 90 days after the closing of the Private Placement. If the Registration Statement is not filed with the Commission or is not declared effective by the applicable required date, then Avigen has agreed to pay each Purchaser, as liquidated damages, an amount equal to 1.0% of the purchase price paid by each such Purchaser in the Private Placement for each month following the applicable required date until the Registration Statement is either filed with the Commission or declared effective, as the case may be, subject to the aggregate limit per Purchaser on liquidated damages as described below. In addition, Avigen agreed to keep the Registration Statement effective until the earlier of (a) May 12, 2008, and (b) the date on which all of the Shares have been sold. If, after the Registration Statement is declared effective, Avigen suspends the use of the Registration Statement by the Purchasers for the resale of the Shares, Avigen has agreed to pay each Purchaser as liquidated damages an amount equal to 1.0% of the purchase price paid by each such Purchaser in the Private Placement for each month that the use of the Registration Statement is suspended in excess of a maximum of 30 days in any aggregate 12-month period, subject to reduction as set forth in the Purchase Agreement and subject to the aggregate limit on liquidated damages described below. Under the Purchase Agreement, the maximum aggregate amount of liquidated damages payable to each Purchaser is limited to 10% of the purchase price paid by each such Purchaser in the Private Placement.

          The foregoing description of the Private Placement and the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Form of Purchase Agreement attached hereto as Exhibit 10.1 which is incorporated herein by this reference.

Item 3.02.    Unregistered Sales of Equity Securities.

          Avigen expects the Private Placement of the Shares to result in gross proceeds to Avigen of $21,156,511 before deducting fees payable to RBC Capital Markets and CIBC World Markets, the placement agents in the Private Placement, and other transaction expenses payable by Avigen, which will result in Avigen’s receipt of approximately $19,356,000 million in net proceeds.

          Avigen agreed to pay aggregate placement agent fees of approximately $1,650,000 to the placement agents for the Private Placement.

          The Shares were offered and sold in the Private Placement to certain institutional and other accredited investors without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, the securities issued in the Private Placement have not been registered under the Securities Act of 1933, as amended, and until so registered the securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration Additional information regarding the Shares and the Private Placement is included under Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.    Other Events.

          On May 11, 2006, Avigen issued a press release announcing it had entered into the Purchase Agreement in connection with the Private Placement. The full text of the Avigen’s press release regarding the announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference. On May 15, 2006, Avigen issued a press release announcing it had closed the Private Placement. The full text of the Avigen press release regarding the announcement of the closing of the Private Placement is filed as Exhibit 99.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Purchase Agreement by and among the Company and each investor dated May 10, 2006.

99.1	Press Release issued by Avigen, Inc. on May 11, 2006.

99.2	Press Release issued by Avigen, Inc. on May 15, 2006.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2006	By:	/s/ Andrew Sauter

Andrew Sauter
Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Purchase Agreement by and among the Company and each investor dated May 10, 2006.

99.1	Press Release issued by Avigen, Inc. on May 11, 2006.

99.2	Press Release issued by Avigen, Inc. on May 15, 2006.